Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

Taubman Appoints Two New Independent Directors and Announces Other Governance Enhancements

–	Mayree C. Clark, Founding Partner of Eachwin Capital LP, and Michael J. Embler, former Chief Investment Officer for Franklin Mutual Advisers LLC, to Join the Board in January 2018

–	New Independent Directors Bring Significant Investor Stewardship, Public Company Board and Other Experience

–	Company’s Restated By-Laws Amended, Board to Declassify by 2020 Annual Meeting

–	Cia Buckley Marakovits Appointed to Nominating and Corporate Governance Committee

BLOOMFIELD HILLS, Mich., Nov. 9, 2017 -- Taubman Centers, Inc. (NYSE: TCO) (the "Company") today announced that the Company’s Board of Directors has appointed Mayree C. Clark and Michael J. (“Mike”) Embler to the Board, effective January 16, 2018. Graham T. Allison and Peter Karmanos, Jr. will resign from the Board, effective January 15, 2018, and Mr. Embler and Ms. Clark will assume the remainder of Mr. Allison’s and Mr. Karmanos’ terms, which expire at the Company’s 2018 Annual Meeting.

The Company also announced Board declassification bylaw amendments, which implement the Company’s transition to annual elections for directors in accordance with the timeline previously announced. Directors will be elected for one-year terms beginning with the 2018 class of directors. Later classes will also stand for one-year terms at subsequent annual meetings, and the Board will be fully declassified by the 2020 Annual Meeting when the directors in the 2017 director class complete their elected terms.

Following a review of the Board’s composition and in light of Cia Buckley Marakovits’ significant involvement in the Company’s shareholder engagement and governance initiatives, the Board has also appointed Ms. Buckley Marakovits to its Nominating and Corporate Governance Committee, effective immediately. Ms. Buckley Marakovits joined the Taubman Board in December 2016.

Today’s changes follow the Company’s previously announced commitments to accelerate Board refreshment and transition to annual elections for directors. The Company continues to work with a leading search firm, Heidrick & Struggles, to identify an additional new independent director by the 2019 Annual Meeting.

Ms. Clark is an experienced investment professional with strong financial acumen. She has held a number of leadership positions in asset management, mergers and acquisitions, corporate finance, debt capital markets, real estate and other areas relevant to Taubman’s business and operations. Ms. Clark has served as managing partner of Eachwin Capital, LP, an investment management firm, since its founding in 2010. Prior to founding Eachwin Capital, she was a partner with AEA Holdings and a senior advisor to its real estate affiliate, Aetos Capital Asia. Previously, Ms. Clark held numerous positions at Morgan Stanley for more than 20 years, including head of real estate capital markets, global director of research, and chairman of MSCI.

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Mr. Embler is a seasoned investment executive with extensive public company board experience. Mr. Embler has significant fiduciary experience, having served as the Chief Investment Officer of Franklin Mutual Advisers LLC (“Franklin”), an asset management subsidiary of Franklin Resources, Inc. Prior to Franklin, he held numerous positions of increasing responsibility culminating as managing director and co-head of a proprietary trading division at Nomura Holdings America, Inc.

“These appointments underscore the Board’s commitment to strong corporate governance practices and alignment with shareholders,” said Myron E. (“Mike”) Ullman III, Lead Director and Chair of the Nominating and Corporate Governance Committee of the Company. “Following direct engagement with many of the Company’s shareholders, the Board identified Mayree and Mike as exemplary and highly complementary additions. Our goal was to bring additive skillsets to the Board, increase gender and other diversity, and reduce the average age and tenure of our independent directors, and with the additions of Mayree and Mike, we have done just that. On behalf of the Board, I thank Graham and Peter for their many contributions to Taubman over the years.”

“Mayree has a superb reputation and adds a wealth of investment and investor stewardship experience to the Board, and Mike, with his deep financial, capital markets, and investing skills, brings a true investor perspective to the Board,” said Robert S. Taubman, Chairman, President and Chief Executive Officer of the Company. “We are delighted to add Mayree and Mike to the Board and greatly look forward to benefitting from their perspective as we focus on executing the right strategies that will help build on Taubman's long track record of success.”

“I am excited to be appointed to the Taubman Board and provide new perspectives as an independent voice,” said Ms. Clark. “Taubman is navigating the rapidly evolving retail environment from a strong competitive position, and I look forward to working collaboratively with the rest of the Board and management team to enhance value for Taubman shareholders.”

“It is an honor to join a board of an iconic company with best-in-class assets,” said Mr. Embler. “I believe that my significant public Board experience and experience representing the interests and perspectives of shareholders will enable me to build on the strong independent leadership at Taubman and play an important role in developing and overseeing winning strategies. I look forward to continuing to build on the Company’s positive momentum to create shareholder value.”

About Mayree C. Clark

Ms. Clark is a member of the Board of Directors of Ally Financial Inc. (since 2009), where she is chair of the Risk Committee and a member of the Audit Committee. She has served as managing partner of Eachwin Capital, LP since its founding in 2010. Prior to forming Eachwin, Mayree was a partner and member of the Executive Committee of AEA Holdings, which represented the joint interests of Aetos Capital and AEA Investors.

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Previously, Mayree was affiliated with Morgan Stanley for 24 years. She served in mergers and acquisitions, corporate finance, debt capital markets and real estate during the early years of her career there, and spent two years as deputy to the chairman, president and CEO. She became Global Research Director in 1994 and led that effort to preeminence until 2001, when she was asked to manage the firm's global private wealth management activities. She was non-executive chairman of MSCI from 2000 to 2005. During her tenure at Morgan Stanley Ms. Clark served on the Institutional Securities Management Committee, the Investment Banking Operating Committee and the Equity Commitment Committee.

Mayree was a director of the Stanford Management Company, which is responsible for the University's endowment, from 2007 to 2015.

Ms. Clark is currently a director of the Tricycle Foundation and a member of the Council on Foreign Relations. She is also a member of the Corporate Governance Advisory Council to the board of the Council of Institutional Investors. She received an M.B.A. from the Graduate School of Business at Stanford University, and a B.S. from the University of Southern California.

About Michael J. Embler

Mr. Embler is a member of the Board of Directors of American Airlines Group Inc. (since 2013), where he is a member of the Audit and Finance Committees, and NMI Holdings, Inc. (since 2012), where he is chair of the Audit Committee and a member of the Compensation Committee. Mr. Embler previously served on the boards of CIT Group Inc. (2009 to 2016), AboveNet, Inc. (2003 to 2012), Dynegy Inc. (2011 to 2012), Kindred Healthcare, Inc. (2001 to 2008), and The Grand Union Company (1999 to 2000).

From 2005 to 2009, Mike was the chief investment officer for Franklin Mutual Advisers LLC, an asset management subsidiary of Franklin Resources, Inc. He served as vice president and head of Franklin’s distressed investment group from 2001 to 2005. Between 1993 and 2001 Mr. Embler held numerous positions of increasing responsibility culminating as managing director and co-head of a proprietary trading division at Nomura Holdings America, Inc (“Nomura”). Before joining Nomura, Mr. Embler began his career at Federal Filings, a subsidiary of Dow Jones & Co., specializing in reporting on corporate reorganizations and co-founding The Daily Bankruptcy Review.

Mr. Embler currently serves on the Board of Directors of Mohonk Preserve, a non-profit land trust in New York State, where he serves as Treasurer and Chair of the Finance Committee. He received an M.B.A. from George Washington University and a B.S. from State University of New York at Albany.
About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 27 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

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For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Ryan Hurren, Taubman, Director, Investor Relations, 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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